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[LOGO] WEISER                                                     Exhibit (j)(i)



                                                   Weiser LLP
                                                   Certified Public Accountants


                                                   3000 Marcus Avenue
                                                   Lake Success, NY 11042-1008
                                                   Tel 516-488-1200
                                                   Fax 516-488-1238


                              CONSENT OF WEISER, LLP

As the independent certified public accountants of W.P. Stewart & Co. Growth Fund, Inc., we hereby consent to the incorporation by reference to the annual report to shareholders in the annual registration statement, as well as to all references to our firm included or made part of this registration statement.

                                               /s/ Weiser, LLP
                                               ---------------------------------
                                               WEISER, LLP


New York, N.Y.
April 30, 2003